SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 17, 2013

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 17, 2013, Boston Private Financial Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. (together, the “Underwriters”) in connection with the offering, issuance and sale of 2,000,000 depositary shares (or $50,000,000 in aggregate public offering price) of 6.95% Non-Cumulative Perpetual Preferred Stock, Series D, $1.00 par value per share, liquidation preference of $1,000 ($25 per depositary share) at $25 per share. The offering is expected to be consummated on April 24, 2013, subject to customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On April 17, 2013, the Company issued a press release announcing that the Company priced an underwritten public offering of 2,000,000 depositary shares, each representing a 1/40th interest in a shares of its 6.95% Non-Cumulative Perpetual Preferred Stock, Series D. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 1.1	Underwriting Agreement, dated as of April 17, 2013, by and among Boston Private Financial Holdings, Inc., Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc.

Exhibit 99.1	Press release dated April 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/s/ David J. Kaye
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: April 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 17, 2013, by and among Boston Private Financial Holdings, Inc., Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc.

99.1	Press release dated April 17, 2013

4